Exhibit 99.1

XPO Logistics Announces Closing of $137 Million Common Stock Offering

BUCHANAN, Mich. — March 20, 2012 — XPO Logistics, Inc. (NYSE Amex: XPO) today announced the closing of a registered underwritten public offering of 9,200,000 shares of common stock, including 1,200,000 shares issued and sold as a result of the full exercise of the underwriters’ overallotment option, at a price to the public of $15.75 per share. XPO Logistics received approximately $136.7 million in net proceeds from the offering after underwriting discounts and estimated expenses of the offering. XPO Logistics intends to use the proceeds for general corporate purposes, which may include potential acquisitions.

Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc. and Jefferies & Company, Inc. served as joint book-running managers for the offering. BB&T Capital Markets, a division of Scott & Stringfellow, LLC, Oppenheimer & Co. Inc., Raymond James & Associates, Inc. and Stifel, Nicolaus & Company, Incorporated were co-managers.

The shares were offered pursuant to an effective shelf registration statement that has been filed with the Securities and Exchange Commission (the “SEC”). Copies of the final prospectus supplement and accompanying prospectus related to the offering have been filed with the SEC and are available on the SEC’s website at http://www.sec.gov or by contacting Morgan Stanley, Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014-4606, telephone: (866) 718-1649 (toll free), email: prospectus@morganstanley.com; Deutsche Bank Securities Inc., Attention: Prospectus Department, Harborside Financial Center, 100 Plaza One, Jersey City, New Jersey 07311, telephone: (800) 503-4611 (toll free), email: prospectus.cpdg@db.com; or Jefferies & Company, Inc., Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 12th Floor, New York, NY, 10022, telephone: (877) 547-6340 (toll free), email: Prospectus_Department@Jefferies.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About XPO Logistics, Inc.

Founded in 1989, XPO Logistics, Inc. is a non-asset based, third-party logistics provider of freight transportation services that uses a network of relationships with ground, sea and air carriers to find the best transportation solutions for its customers. The company offers its services through three distinct business units: expedited transportation (Express-1, Inc.); freight forwarding (Concert Group Logistics, Inc.); and freight brokerage. XPO Logistics serves more than 4,000 retail, commercial, manufacturing and industrial customers through seven U.S. operations centers and 23 agent locations.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,”

“projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, those discussed in our filings with the SEC. Forward-looking statements set forth in this press release speak only as of the date hereof and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events.

Investor Contact:

XPO Logistics, Inc.

Scott Malat, +1-203-413-4002

scott.malat@xpologistics.com